UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C/A

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

Commonwealth Edison Company

(Name of Registrant as Specified in its Charter)

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EXPLANATORY NOTE

This Revised Information Statement amends certain compensation table to correct typographical errors included in the Information Statement filed by Commonwealth Edison Company (the “Company”) with the Securities and Exchange Commission on April 29, 2022. This Revised Information Statement amends only the affected tables.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to you in connection with the action by written consent of the majority shareholder of Commonwealth Edison Company (ComEd or the Company) to be taken on or about May 23, 2022.

Notice is hereby given in accordance with Section 7.10 of the Illinois Business Corporation Act of 1983, as amended, that on or about May 23, 2022, Exelon Corporation as the majority shareholder of Commonwealth Edison Company will take action by written consent in lieu of a meeting to elect the following six Directors: Calvin G. Butler Jr., Christopher M. Crane, Ricardo Estrada, Gil Quiniones, Zaldwaynaka Scott, Smita Shah.

In accordance with Section 7.10 of the Act, notice of the action by written consent will be delivered to the shareholders promptly after the action is taken.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Note 1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Note 2)			All Other Stock Awards: Number of Shares or Units (#) (Note 3)	Grant Date Fair Value of Stock and Option Awards ($) (Note 4)
Name	Grant Date	Threshold ($)	Plan ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Quiniones	—	—	—	—	—	—	—	—	—
Butler	1/25/2021	33,750	900,000	1,800,000
	1/25/2021				6,441	38,639	77,278		1,675,001
	1/25/2021							19,032	825,037
Dominguez	1/25/2021	53,156	1,417,500	2,835,000
	1/25/2021				2,911	17,465	34,930		757,108
	1/25/2021							8,603	372,940
Trpik	1/25/2021	7,760	206,921	413,841
	1/25/2021				959	5,750	11,500		249,263
	1/25/2021							2,832	122,767
Jones	1/25/2021	9,797	261,250	522,500
	1/25/2021				879	5,271	10,542		228,498
	1/25/2021							2,596	112,537
Donnelly	1/25/2021	10,076	268,688	537,376
	1/25/2021				1,257	7,543	15,086		326,989
	1/25/2021							3,715	161,045
Gómez	1/25/2021	6,779	180,779	361,558
	1/25/2021				879	5,271	10,542		228,498
Blaise	1/25/2021	5,942	158,460	316,920
	1/25/2021				786	4,714	9,428		204,352
	1/25/2021							2,322	100,659
Washington	1/25/2021	5,694	151,828	303,655
	1/25/2021				879	5,271	10,542		228,498
	1/25/2021							2,596	112,537

Notes to Grants of Plan-Based Awards Table

(1)	All NEOs have annual incentive plan target opportunities based on a fixed percentage of their base salary. Under the terms of the AIP, threshold performance earns 50% of target, performance at plan earns 100% of target, and the maximum payout is capped at 200% of target. The possible payout at threshold for AIP was calculated at 3.75% of target which 50% performance on the lowest weighted AIP performance metric. For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis.

(2)	NEOs have a long-term performance share award target opportunity that is a fixed number of performance shares commensurate with the officer’s position. The possible payout at threshold for performance share awards was calculated at 16.67% of target. The maximum possible payout for performance share awards was calculated at 150% of target, prior to application of a TSR modifier, which may increase or decrease the amount of the awards but may not exceed 200% of target. For additional information about the terms of these programs, refer to the Compensation Discussion and Analysis.

(3)	This column shows restricted stock unit awards made during the year. The vesting dates of the awards are provided in footnote 2 to the Outstanding Equity Table.

(4)	This column shows the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the performance share awards and restricted stock units granted to each NEO during 2021. Fair value of performance share unit awards granted on January 25, 2021, are based on an estimated payout of 100% of target.

Outstanding Equity Awards at Year End

Name	Number of Securities Underlying Unexercised Options That Are Exercisable (#)	Number of Securities Underlying Unexercised Options That Are Not Exercisable (#)	Option Exercise or Base Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#) (Note 2)	Market Value of Shares or Units of Stock That Have Not Yet Vested Based on 12/31 Closing Price $57.76 ($) (Note 2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#) (Note 3)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Yet Vested ($) (Note 3)
Quiniones	—	—	—	—	—	—	—	—
Butler	—	—	—	—	110,901	6,405,642	138,794	8,016,741
Dominguez	—	—	—	—	68,717	3,969,094	66,964	3,867,841
Trpik	—	—	—	—	9,457	546,236	22,046	1,273,377
Jones	—	—	—	—	23,668	1,367,064	20,210	1,167,330
Donnelly	—	—	—	—	13,211	763,067	28,920	1,670,419
Gómez	—	—	—	—	3,408	196,846	8,264	477,329
Blaise	—	—	—	—	7,754	447,871	18,076	1,044,070
Washington	—	—	—	—	4,382	253,104	20,210	1,167,330

Notes to Outstanding Equity Table

(1)	No stock option awards are outstanding, and no stock option awards have been granted since 2012.

(2)	The amount shown includes unvested restricted stock unit (RSU) awards at year end, a portion of which vested on January 6, 2022, and the performance share award earned for the performance period beginning January 1, 2019, and ending December 31, 2021, which vested on January 28, 2022. The unvested restricted stock unit awards are composed of:

•	the final third of an award granted in January 2019, which vested on January 6, 2022,

•	two-thirds of an award granted in January 2020, half of which vested on January 25, 2021, and half of which vested on January 6, 2022, and

•	the full award granted on January 25, 2021, one-third of which vested on January 6, 2022, and one-third of which will vest on the date of each of the Compensation Committee’s first regular meetings in 2023 and 2024, respectively.

All RSU awards accrue additional shares through automatic dividend reinvestment.

For Mr. Dominguez, the amount shown includes 30,000 retention-related restricted stock units awarded on August 1, 2018, that will vest on August 1, 2022. For Ms. Jones the amount shown includes 15,000 retention-related restricted stock units awarded on January 29, 2018, that will vest on January 29, 2023. For Mr. Butler, the amount also includes a promotion-related restricted stock unit award for 28,468 shares granted on December 2, 2019, that will cliff vest on December 2, 2024. All shares are valued at $57.76, the closing price on December 31, 2021.

(3)	The amount shown includes the target performance share awards granted on January 27, 2020, for the performance period ending December 31, 2022, and the target performance share awards granted on January 25, 2021, for the performance period ending December 31, 2023. The value of these awards has been increased to reflect the highest level of performance achievable for the period, or 200%. All shares are valued at $57.76, the closing price on December 31, 2021.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Quiniones	n/a	—	—	—
Butler	CBPP	13.91	344,782	—
	SMRP	13.91	738,313	—
Dominguez	CBPP	19.35	566,202	—
	SMRP	19.35	964,583	—
Trpik	CBPP	19.59	633,199	—
	SMRP	19.59	470,459	—
Jones	CBPP	14.41	320,233	—
	SMRP	14.41	114,290	—
Donnelly	CBPP	38.53	1,762,557	—
	SMRP	38.53	1,061,715	—
Gómez	CBPP	14.17	356,725	—
	SMRP	14.17	175,229	224,031
Blaise	CBPP	39.53	1,830,178	—
	SMRP	39.53	295,411	—
Washington	CBPP	18.71	474,997	—
	SMRP	18.71	105,188	—

Nonqualified Deferred Compensation

Name	Executive Contributions in 2021 ($) (Note 1)	Registrant Contributions in 2021 ($) (Note 2)	Aggregate Earnings in 2021 ($) (Note 3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/21 ($) (Note 4)
Quiniones	—	—	—	—	—
Butler	53,750	14,800	26,477	—	286,509
Dominguez	22,549	13,530	8,420	—	82,658
Trpik	—	3,621	37,549	—	184,985
Jones	—	—	—	—	—
Donnelly	10,178	5,121	96,622	—	880,181
Gómez	—	—	—	—	—
Blaise	—	—	—	—	—
Washington	3,936	1,687	61	—	5,684

Notes to Nonqualified Deferred Compensation Table

(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.

(2)	The full amount shown under registrant contributions is included in the Company contributions to savings plans for each NEO shown in the “All Other Compensation” Table.

(3)	The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation of his or her notional account balance into the basket of mutual fund benchmarks. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

(4)	For all NEOs the aggregate balance shown includes those amounts, both executive contributions and registrant contributions, that have been disclosed either as base salary as described in Note 1 or as Company contributions under all other compensation as described in Note 2 for the current fiscal year ending December 31, 2021.

Estimated Value of Benefits to be Received Upon Retirement

The following table shows the estimated value of payments and other benefits to be paid to the NEOs assuming each had retired as of December 31, 2021. These payments and benefits are in addition to the present value of the accumulated benefits from each NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in the tables within the Deferred Compensation section.

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments and Benefits ($) (Note 3)
Quiniones	—	—	—
Butler	820,000	—	820,000
Dominguez	847,000	3,864,000	4,711,000
Trpik	248,000	—	248,000
Jones	228,000	—	228,000
Donnelly	339,000	1,669,000	2,008,000
Blaise	143,000	1,043,000	1,186,000
Washington	191,000	—	191,000

1)	Under the terms of the 2021 AIP, a pro-rated annual incentive award is payable upon retirement based on the number of days worked during the year of retirement. The amount above represents the executive’s 2021 annual incentive payout after Company/business unit performance was determined.

2)	Includes the value of the executives’ unvested performance share awards granted in 2019, 2020, and 2021 assuming target performance and the accelerated portion of the executives’ RSU awards that, per applicable awards agreements, would vest upon retirement. The value of the shares is based on Exelon’s closing stock price on December 31, 2021, of $57.76.

3)	Estimate of total payments and benefits based on a retirement date of December 31, 2021.

Estimated Value of Benefits to be Received Upon Termination due to Death or Disability

The following table shows the estimated value of payments and other benefits to be paid to the NEOs assuming employment is terminated due to death or disability as of December 31, 2021. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO that is shown in tables within the Deferred Compensation section.

Name	Cash Payment ($) (Note 1)	Value of Unvested Equity Awards ($) (Note 2)	Total Value of All Payments and Benefits ($) (Note 3)
Quiniones	—	—	—
Butler	820,000	10,521,000	11,341,000
Dominguez	847,000	6,175,000	7,022,000
Trpik	248,000	1,272,000	1,520,000
Jones	228,000	2,032,000	2,260,000
Donnelly	339,000	1,669,000	2,008,000
Blaise	143,000	1,043,000	1,186,000
Washington	191,000	988,000	1,179,000

1)	Under the terms of the 2021 AIP, a pro-rated annual incentive award is payable upon death or disability based on the number of days worked during the year of termination. The amount above represents the executives’ 2020 annual incentive payout after Company and/or business unit performance was determined.

2)	Includes the value of the executives’ unvested performance share awards granted in 2019, 2020, and 2021 assuming target performance and the accelerated portion of the executives’ RSU awards that, per applicable awards agreements, would vest upon death or disability. The value of the shares is based on Exelon’s closing stock price on December 31, 2021 of $57.76.

3)	Estimate of total payments and benefits based on termination due to death or disability on December 31, 2020.

Estimated Value of Benefits to be Received Upon Involuntary Separation Not Related to a Change in Control

The following table shows the estimated value of payments and other benefits to be paid to the NEOs assuming they were terminated as of December 31, 2021, under the terms of the Senior Management Severance Plan. These payments and benefits are in addition to the present value of the accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO shown in the tables within the Deferred Compensation section.

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Total Value of All Payments and Benefits ($) (Note 6)
Quiniones	2,106,000	—	—	1,000	40,000	2,147,000
Butler	4,420,000	252,000	6,426,000	43,200	40,000	11,181,200
Dominguez	5,782,000	395,000	5,911,000	47,000	40,000	12,175,000
Trpik	1,024,000	62,000	793,000	27,000	40,000	1,946,000
Jones	1,148,000	69,000	1,576,000	22,000	40,000	2,855,000
Donnelly	1,286,000	90,000	1,669,000	22,000	40,000	3,107,000
Blaise	781,000	64,000	1,043,000	14,000	40,000	1,942,000
Washington	803,000	46,000	548,000	16,000	40,000	1,453,000

1)	Represents the estimated severance benefit equal to 1.25 times (2 times for Messrs. Butler, Dominguez, and Quiniones) the sum of (i) current base salary and (ii) the target annual incentive for the year of termination, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2021 annual incentive payout after Company/business unit performance was determined.

2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

3)	Includes the value of the executives’ unvested performance share awards granted in 2019, 2020, and 2021 assuming target performance and the accelerated portion of the executives’ RSU awards that, per applicable awards agreements, would vest upon an involuntary separation not related to a change of control. The value of the shares is based on Exelon’s closing stock price on December 31, 2021, of $57.76.

4)	Estimated costs of healthcare, life insurance, and long-term disability coverage which continue during the severance period.

5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.

6)	Estimate of total payments and benefits based on a termination date of December 31, 2021.

Estimated Value of Benefits to be Received Upon a Qualifying Termination following a Change in Control

The following table shows the estimated value of payments and other benefits to be paid to the NEOs assuming they were terminated upon a qualifying change in control as of December 31, 2021. These payments and benefits are in addition to the present value of accumulated benefits from the NEO’s qualified and non-qualified pension plans shown in the tables within the Pension Benefit section and the aggregate balance due to each NEO shown in tables within the Deferred Compensation section.

Name	Cash Payment ($) (Note 1)	Retirement Benefit Enhancement ($) (Note 2)	Value of Unvested Equity Awards ($) (Note 3)	Health and Welfare Benefit Continuation ($) (Note 4)	Perquisites And Other Benefits ($) (Note 5)	Potential Scaleback ($)	Total Value of All Payments and Benefits ($) (Note 6)
Quiniones	3,148,000	—	—	1,000	40,000	—	3,189,000
Butler	6,202,000	377,000	10,521,000	65,000	40,000	—	17,205,000
Dominguez	8,225,000	590,000	6,175,000	70,000	40,000	—	15,100,000
Trpik	1,179,000	81,000	1,272,000	33,000	40,000	—	2,605,000
Jones	1,332,000	83,000	2,032,000	26,000	40,000	—	3,513,000
Donnelly	1,475,000	117,000	1,669,000	27,000	40,000	—	3,328,000
Blaise	909,000	82,000	1,043,000	17,000	40,000	—	2,091,000
Washington	925,000	59,000	988,000	20,000	40,000	—	2,032,000

1)	Represents the estimated cash severance benefit equal to 1.5 times (2.99 times for Messrs. Butler, Dominguez, and Quiniones) the sum of (i) current base salary and (ii) the annual incentive award at target, plus a pro-rated annual incentive award for the year in which termination occurs. The amount above represents the executives’ 2021 annual incentive payout after Company/business unit performance was determined.

2)	Represents the estimated retirement benefit enhancement that consists of a one-time lump sum payment based on the actuarial present value of a benefit under the non-qualified pension plan assuming that the severance pay period was taken into account for purposes of vesting, and the severance pay constituted covered compensation for purposes of the non-qualified pension plan.

3)	Includes the value of the executives’ unvested performance shares, all of which will vest upon termination at the actual level earned and awarded (it is assumed the 2019, 2020, and 2021 performance shares are earned at target) and the accelerated portion of the executives’ RSUs that would vest upon a qualifying termination following a change in control. The value of the shares is based on Exelon’s closing stock price on December 31, 2021, of $57.76.

4)	Estimated costs of healthcare, life insurance and long-term disability coverage which continue during the severance period.

5)	Estimated costs of outplacement and financial planning services for up to 12 months for all NEOs.

6)	Estimate of total payments and benefits based on a termination date of December 31, 2021.